Exhibit 99.1

Sequiam’s founder steps down as CEO and Chairman, hands reigns to successor and current COO, Chris Barrow.

Sequiam, an OEM provider that improves the convenience of products and solutions of global brands by adding identity management technologies, announced today that its founder and current Chief Executive Officer and Chairman of the Board of Directors, Nick VandenBrekel, is retiring from his current position.  Sequiam’s Board of Directors has unanimously appointed Chris Barrow, currently Chief Operating Officer; to the Chief Executive Officer position effective February 22, 2008.  James Stanley, currently serving on the board of directors, will assume the position of Chairman.

Chris Barrow remarked: “Nick has been a remarkable visionary in developing consumer biometric technologies since the beginning of the identity management industry.  Taking over for him is no easy task but I welcome the challenge with open arms.  By maintaining focus on Sequiam’s core competencies and flawlessly executing on the value propositions Nick helped put in place, I am certain the company will continue to develop in a way that excites our diverse group of stakeholders for the foreseeable future.”

Jim Stanley, incoming Chairman of the Board and principle of VII Capital Partners, LLC remarked," Nick VandenBrekel has displayed great vision, perseverance and innovation.  I've had the privilege of working with Nick since Sequiam’s inception and I believe it was his sense of possibility that helped develop the biometric industry into what it is today.  I look forward to working closely with Chris in his role as CEO and am eager to help him guide Sequiam into the future as it looks to execute its strategy and develop into the global leader for implementing biometric technology into consumer applications.”

Nick will be available to the Sequiam Board of Directors as Chief Scientist at large to aid company development in a variety of industry-focused settings.  When called upon, Nick will act as an ambassador for the adoption and uptake of all biometric technology applications across consumer, education, financial services, government and other relevant markets.  This role will include aspects of new product development, presentations to potential market entrants, be they investors or participants, and leading discussions between biometric companies on the advancement and evolution of the identity management industry.

About Sequiam

Headquartered in Orlando, Florida, Sequiam is an OEM provider that extends and enhances the products and solutions of global brands by adding identity management capabilities.  Sequiam has invested extensively in the research and development of consumer biometric technologies that can be integrated into real-world environments while ensuring the evolved product or solution is affordable, intuitive and non-intrusive.  Sequiam is a global company with sales offices, manufacturing facilities and development centers in North America, Taiwan, China and South Africa.  For more information, please visit http://www.sequiam.com

Safe Harbor Statement -- Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made on behalf of the company and its subsidiaries. All such forward-looking statements are, by necessity, only estimates of future results and actual results achieved by the company may differ materially from these statements due to a number of factors. Any forward-looking statements speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. Risk factors that may cause results to differ from projections include, without limitation, loss of suppliers, loss of customers, inadequate capital, competition, loss of key executives, declining prices, and other economic factors. The company assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. You should independently investigate and fully understand all risks before making investment decisions. Additional factors can be found in our annual report on form 10-KSB for the fiscal year ended December 31, 2006, and our other filings with the SEC which are available at the SEC's Internet site (www.sec.gov). Forward-looking statements in this press release speak only as of the date of this press release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ.

Contact:
SEQUIAM CORPORATION
Robert Allen
407-541-0773